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                                                                     EXHIBIT 4.1



                      AMENDMENT OF BUSINESS LOAN AGREEMENT



     THIS AMENDMENT OF BUSINESS LOAN AGREEMENT ("Amendment") made MAY 14, 1996, by and between UNIVERSAL STANDARD MEDICAL LABORATORIES, INC., a MICHIGAN CORPORATION, whose address is 26500 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48037 (the "Borrower"), and MICHIGAN NATIONAL BANK, a NATIONAL BANKING ASSOCIATION, whose address is 27777 INKSTER ROAD, FARMINGTON HILLS, MICHIGAN 48334 (the "Bank").


                                    RECITALS

     WHEREAS the Bank has made or agreed to make one or more loans to Borrower as described in and subject to the terms and conditions of a certain Amended and Restated Business Loan Agreement dated JANUARY 17, 1996, (the "Loan Agreement") and the Related Documents described therein;

     WHEREAS Borrower has requested the Bank to modify and amend the terms and conditions of the Loan Agreement by the addition of $50,000.00 LETTER/LINE OF CREDIT and the Bank has agreed to do so upon the terms and conditions of the Loan Agreement, Related Documents and this Amendment; and

     NOW THEREFORE in consideration of and in reliance upon the foregoing recitals of fact (which are a material part of this Amendment) and the agreements between the parties hereinafter set forth, Borrower and Bank AGREE AS
FOLLOWS:


A.   DEFINITIONS:

     Capitalized terms not defined in this Amendment shall have the meaning provided in the Loan Agreement.


B.   AMENDMENTS TO LOAN AGREEMENT:

1. SECTION I. of the Loan Agreement is by this Amendment deleted in its entirety and replaced by the following new SECTION I.:

     I. LOANS. The following Loans and any amendments, extensions, renewals or refinancing thereof are subject to this Agreement:


                                 INTEREST                               MATURITY           LOAN
        TYPE OF LOAN               RATE            NOTE AMOUNT            DATE             DATE

     A.     LINE OF CREDIT          *              $8,000,000.00        07/26/98         01/17/96

     B.     TERM LOAN               *              $4,000,000.00        06/30/98         01/17/96

     C.     LETTER/LINE             **             $  820,000.00        01/17/97         01/17/96
            OF CREDIT

     D.     LETTER/LINE             **             $   50,000.00        06/30/97         05/14/96
            OF CREDIT - B.


     * INTEREST SHALL BE VARIABLE AT MNB PRIME RATE PLUS OR MINUS THE APPLICABLE MARGIN.

     **  INTEREST SHALL BE VARIABLE AT MNB PRIME RATE PLUS 2% DRAWN UNDER
        LETTERS OF CREDIT ISSUED UNDER THE LETTER/LINE OF CREDIT OR THE LETTER/LINE OF CREDIT B. WHICH ARE NOT IMMEDIATELY REPAID.


     PURPOSE of Loans listed above:

     A.  Working capital liquidity and to payoff outstanding debt to Fleet Bank.

     B.  To repay an existing term loan to Fleet Bank.

     C. To issue letters of credit to guaranty Borrower's performance to Ford Motor Company and Chrysler Corporation.

     D.  To backup letters of credit and to provide a letter of credit to
         BCS Life Insurance Company.
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 2.      SECTION III.B.4. is hereby added to the Loan Agreement in its entirety and incorporated herein by reference:

         4. FINANCIAL STATEMENTS. Within FORTY-FIVE (45) days after the end of each fiscal QUARTER, furnish to Bank, in form acceptable to Bank, Financial Statements prepared and certified by MANAGEMENT to be true and accurate for the period indicated.


 3. SECTION XI. of the Loan Agreement is by this Amendment deleted in its entirety and replaced by the following new SECTION XI.:

         XI.  ADDENDA TO BUSINESS LOAN AGREEMENT.

         See Addendum to Business Loan Agreement (Line of Credit) dated January 17, 1996; Business Loan Agreement Addendum (Line of Credit with Letter of Credit Advances) dated January 17, 1996; and Business Loan Agreement Addendum (Line of Credit with Letter of Credit Advances - B.) dated May 14, 1996.



C.       SURVIVAL:

         In all other respects and except as expressly amended, modified or restated in this Amendment, the Loan Agreement and all of the terms, covenants and conditions thereof as originally executed and delivered and heretofore modified and amended are hereby ratified and confirmed in their entirety and shall remain in full force and effect until all of the Loans, with all accrued interest thereon, shall be fully paid and satisfied.


D.       EFFECT OF AMENDMENT AND CONSTRUCTION WITH LOAN AGREEMENT AND RELATED
         DOCUMENTS:

         This Amendment shall not be construed as an agreement to substitute a new obligation or to extinguish an obligation under the Loan Agreement or Related Documents and shall not constitute a novation as to the obligations of the parties. If any express conflict shall exist between the agreements of the parties herein and as set forth in the Loan Agreement or the Related Documents, this Amendment shall govern and supersede the agreements set forth in the previous documents. The Loan Agreement and Related Documents shall continue in full force and effect, and except as above specifically modified and amended, shall be unamended, unchanged, and unmodified by this Amendment and shall continue to secure to Bank the repayment and performance of Borrower's Indebtedness to Bank.


         IN WITNESS WHEREOF Borrower and Bank have executed this Amendment on the date first above written.


                                     BORROWER

                                     UNIVERSAL STANDARD MEDICAL
                                     LABORATORIES, INC.,
                                     A MICHIGAN CORPORATION



                                     By: Alan S. Ker
                                         -----------------------------
                                          ALAN S. KER

                                     Its:  Chief Financial Officer
                                           Vice President-Finance and Treasurer


                                     BANK

                                     MICHIGAN NATIONAL BANK
                                     a NATIONAL BANKING ASSOCIATION


                                     By: Lisa Davidson McKinnon
                                         -----------------------------
                                          LISA DAVIDSON MCKINNON

                                     Its: Vice President






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